Exhibit 99.2

USA Rare Earth Names Barbara Humpton as CEO

Previously Served as President and CEO of Siemens USA

Proven Leader with Decades of Experience Managing and Growing Complex, Technology-
Driven Organizations in the Critical Infrastructure and National Defense Industries

STILLWATER, OK, September 29, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR” or the “Company”) today announced that its Board of Directors has appointed Barbara Humpton as the Company’s Chief Executive Officer to succeed Josh Ballard, effective October 1, 2025. Humpton will also serve on USAR’s Board of Directors.

“Today marks a pivotal moment for USAR as Barbara becomes our next CEO,” said Michael Blitzer, Chairman of USA Rare Earth. “Barbara is a transformational and visionary leader who joins USAR at a time of incredible opportunity and growth. In her 14 years at Siemens, most recently as CEO of Siemens USA, Barbara developed organic initiatives and integrated numerous large acquisitions to grow it into one of North America’s largest and most recognizable industrial companies with more than $20 billion of revenues.”

“Barbara is an established global leader in the areas that matter to us, including critical infrastructure, technology, and strategic national defense, and brings years of experience engaging with government entities,” Blitzer noted. “I would also like to offer thanks to Josh Ballard for his contributions to USA Rare Earth. I look forward to working with Barbara and the rest of the talented leadership team to deliver on our vision of becoming the leading supplier of critical rare earth minerals and magnets.”

“Throughout my career, I have been motivated by being part of missions that matter, and there is nothing more critical to national and global security than securing a domestic supply chain for rare earth minerals and magnets,” said Humpton. “USA Rare Earth is uniquely positioned to be the leader in this industry with its mine-to-magnet supply chain strategy, anchored now by mining rights to a domestic deposit rich in valuable heavy rare earth elements, unique metal making know how and technology, and one of the largest magnet production facilities under construction outside of China. I am incredibly excited about joining USAR and am committed to devoting my time, talent and efforts as it executes on its bold and transformative vision to build an American champion for the benefit of America and our allies.”

Humpton most recently served as President and CEO of Siemens USA. Prior to being named President and CEO of Siemens USA in 2018, Humpton served as President and CEO of Siemens Government Technologies, responsible for implementing Siemens products and services for federal government agencies and departments. Prior to joining Siemens in 2011, Humpton served as a vice president at Booz Allen Hamilton and was a Vice President and Director at Lockheed Martin Corporation.

Humpton serves on the Board of Directors of the Federal Reserve Bank of Richmond. She is also Chair of the Board of the Center for Strategic and Budgetary Assessments (CSBA). She has served on the boards of the National Association of Manufacturers (NAM), Chief Executives for Corporate Purpose (CECP), and the Economic Club of Washington, D.C. Humpton also served on the Board of Directors of Triumph Group until its acquisition in 2025 by Warburg Pincus and Berkshire Partners.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is developing a rare earth sintered neo magnet (“NdFeB” or “neo”) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, AI Robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality neo magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “future,” “will,” executes,” “vision,” “commitment,” “expect” and similar expressions identify forward-looking statements, which include but are not limited to statements related to the future vision and plans for the Company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to the Company’s ability to successfully develop its magnet production facility and the timing of expected production milestones, as well as the factors identified in the risk factors of the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Investor Contacts:

Rob Steele

CFO

rob.steele@usare.com

Lionel McBee

VP, Investor Relations

IR@usare.com

Media Relations Contacts:

Tucker Elcock

Teneo

Tucker.Elcock@teneo.com

Brian Hyland

Cricket Public Relations

brian@cricketpr.com